UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with its previously disclosed intention to aggressively address underperforming stores, on July 31, 2024, Big Lots, Inc. (the “Company”) and certain of its direct and indirect wholly-owned subsidiaries (together with the Company, “we,” “us” or “our”) entered into (1) the Second Amendment (the “ABL Amendment”) to our $900 million five-year asset-based revolving credit facility (the “2022 Credit Agreement”) and (2) Amendment No. 1 (the “Term Loan Amendment”) to our $200 million “first in, last out” delayed draw term loan facility (the “Term Loan Facility”). The Company incurred customary fees and expenses in connection with its entry into these amendments.

The ABL Amendment amends the 2022 Credit Agreement to, among other things, (1) increase the number of permitted store closings from 150 to 315, (2) reduce the aggregate commitments under the 2022 Credit Agreement from $900 million to $800 million, (3) increase the interest rate applicable to borrowings under the 2022 Credit Agreement by 50 bps and (4) require the Company to deliver certain additional reports to the lenders.

The Term Loan Amendment amends the Term Loan Facility to, among other things, (1) increase the number of permitted store closings from 150 to 315, (2) require all additional borrowings under the Term Loan Facility to be made in accordance with the Approved Budget (as defined in the Term Loan Amendment) and (3) require the Company to deliver certain additional reports to the lenders.

Copies of the Second Amendment and the Term Loan Amendment are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing descriptions of the Second Amendment and the Term Loan Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Amendment and the Term Loan Amendment, as applicable, which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1
Second Amendment to Credit Agreement, dated July 31, 2024, by and among Big Lots, Inc, the other Loan Parties named therein, PNC Bank, National Association, as Administrative Agent, and the Lenders named therein.

	10.2	Amendment No. 1 to Term Loan Facility Agreement, dated July 31, 2024, by and among Big Lots, Inc. and Big Lots Stores, LLC, as Borrowers, the Guarantors named therein, and the Lenders named therein.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: August 2, 2024	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary